Exhibit 99.1
Kraton Corporation Announces Second Quarter 2019 Results
HOUSTON, July 24, 2019 /PRNewswire/ -- Kraton Corporation (NYSE: KRA), a leading global specialty chemicals company that manufactures styrenic block copolymers (“SBCs”), specialty polymers, and high-value performance products primarily derived from pine wood pulping co-products, announces financial results for the quarter ended June 30, 2019.
SECOND QUARTER 2019 SUMMARY

▪	Second quarter consolidated net income attributable to Kraton of $41.2 million, compared to net loss attributable to Kraton of $14.9 million in the second quarter of 2018.

▪	Second quarter consolidated Adjusted EBITDA(1) of $102.1 million, down 3.4% compared to the second quarter of 2018.

▪	Polymer segment operating income of $35.0 million, down 41.9%, and Adjusted EBITDA(1) of $60.2 million, down 12.4% compared to $68.7 million in the second quarter of 2018.

▪	Decrease in Adjusted EBITDA(1) was primarily driven by the impact of adverse weather on sales of paving and roofing product grades and weaker demand in China and broader Asia.

•	Chemical segment operating income of $21.2 million, down 6.1%, and Adjusted EBITDA(1) of $41.9 million, up 13.4%,compared to $36.9 million in the second quarter of 2018.

•	Adjusted EBITDA margin(2) of 21.2%, up 280 basis points compared to the second quarter of 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except percentages and per share amounts)
Revenue	$495,280	$538,395	$951,691	$1,040,787
Polymer segment operating income	$34,979	$60,231	$44,229	$93,031
Chemical segment operating income	$21,189	$22,556	$47,074	$51,911
Net income attributable to Kraton	$41,208	$(14,930)	$53,876	$7,142
Adjusted EBITDA (non-GAAP)(1)	$102,060	$105,624	$191,492	$194,249
Adjusted EBITDA margin (non-GAAP)(2)(3)	20.6%	19.6%	20.1%	18.7%
Diluted earnings (loss) per share	$1.28	$(0.47)	$1.67	$0.22
Adjusted diluted earnings per share (non-GAAP)(1)	$1.58	$0.88	$2.46	$1.47
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.

(3)	For the six months ended June 30, 2019, Adjusted EBITDA margin adjusted for lost revenues from Hurricane Michael would be 19.9%.
“Overall, we are pleased with our second quarter 2019 results, despite a macro-economic back drop that continues to be a challenge, especially in key markets such as China. Kraton delivered a solid quarter with $102.1 million of Adjusted EBITDA, largely in line with expectations. Our results are reflective of the stability and durability of our margins as a Specialty Chemical company,” said Kevin M. Fogarty, Kraton's President and Chief Executive Officer. “During the quarter we maintained a disciplined approach to capital allocation, reducing consolidated net debt by $33.6 million, while repurchasing an aggregate $5 million of shares under our share repurchase authorization. Debt reduction remains a primary focus as is delivering on our commitments as we enter the second half of 2019. Lastly, with regard to the strategic review of our CariflexTM business, progress relative to our projected timeline is in line with our expectations, and the initial phase of due diligence is in the process of being completed. As such, it is possible that we may have an update on our strategic review process by the end of the third quarter of the year,” said Fogarty.
Consolidated Adjusted EBITDA for the second quarter of 2019 was $102.1 million, modestly below the $105.6 million posted in the second quarter of 2018, but reflecting a 100 basis point improvement in associated margin to 20.6%. Within our Polymer segment, Cariflex sales volume was up 10% and Specialty Polymers sales volume was up 2% compared to the second quarter of 2018 despite weaker demand fundamentals in China and broader Asia. However, sales volume in the Performance Products business was down 14% compared to the second quarter of 2018 as wet weather in North America and Europe adversely impacted sales into paving and roofing applications. Given the slow start to the paving and roofing season, Polymer segment Adjusted EBITDA was $60.2 million, down 12.4% compared to the second quarter of 2018. However, solid operational performance and ongoing focus on the Price Right strategy contributed to an Adjusted EBITDA margin of 20.2%

for the Polymer segment, essentially unchanged compared to the year-ago quarter, reflecting the specialty nature of differentiated product offerings.
Chemical segment Adjusted EBITDA for the second quarter of 2019 was $42 million, up 13% compared to the second quarter of 2018, resulting in a 280 basis point improvement in associated margin. Although sales volume for the segment was down 6% compared to the second quarter of 2018, in part due to tight market availability of CTO and lower opportunistic sales of raw materials compared to the second quarter of 2018, overall margin expanded due to improved pricing for upgraded product streams and improved operating metrics, including lower costs associated with planned maintenance, compared to the second quarter of 2018.

Polymer Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except percentages)
Performance Products	$143,181	$180,738	$281,273	$326,468
Specialty Polymers	$103,487	$108,289	185,497	212,307
Cariflex	$51,009	$48,976	91,876	88,501
Other	184	147	270	(55)
Polymer Segment Revenue	$297,861	$338,150	$558,916	$627,221

Operating income	$34,979	$60,231	$44,229	$93,031
Adjusted EBITDA (non-GAAP)(1)	$60,178	$68,695	$108,331	$113,461
Adjusted EBITDA margin (non-GAAP)(2)	20.2%	20.3%	19.4%	18.1%
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.
Q2 2019 VERSUS Q2 2018 RESULTS
Revenue for the Polymer segment was $297.9 million for the three months ended June 30, 2019 compared to $338.2 million for the three months ended June 30, 2018. The decrease was driven by lower sales volumes, and to a lesser extent, lower average sales prices resulting from lower raw material costs. Sales volumes of 80.2 kilotons for the three months ended June 30, 2019 declined 8.6% compared to the three months ended June 30, 2018 sales volumes of 87.7 kilotons. Performance Products sales volumes decreased 13.9% due to a slow start to the paving and roofing season, as a result of poor weather conditions in North America and Europe, coupled with competitive pressures from Asia. Cariflex sales volumes increased 10.1% primarily from higher latex sales into surgical glove applications and Specialty Polymers sales volumes increased 1.9% due to higher sales into lubricant additive applications. The negative effect from changes in currency exchange rates between the periods was $9.9 million.
For the three months ended June 30, 2019, the Polymer segment generated Adjusted EBITDA (non-GAAP) of $60.2 million compared to $68.7 million for the three months ended June 30, 2018. The decline in Adjusted EBITDA was due to the aforementioned slow start to the paving and roofing season, coupled with competitive pressures from Asia, impacting sales in Performance Products. This was partially offset by higher sales volumes in the Cariflex product group. The negative effect from changes in currency exchange rates between the periods was $2.6 million. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

Chemical Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except percentages)
Adhesives	$68,818	$73,978	$134,394	$147,126
Performance Chemicals	115,646	114,813	232,399	237,754
Tires	12,955	11,454	25,982	28,686
Chemical Segment Revenue	$197,419	$200,245	$392,775	$413,566

Operating income	$21,189	$22,556	$47,074	$51,911
Adjusted EBITDA (non-GAAP)(1)	$41,882	$36,929	$83,161	$80,788
Adjusted EBITDA margin (non-GAAP)(2)(3)	21.2%	18.4%	21.2%	19.5%
__________________________________________________

(1)	See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

(2)	Defined as Adjusted EBITDA as a percentage of revenue.

(3)	For the six months ended June 30, 2019, Adjusted EBITDA margin adjusted for lost revenues from Hurricane Michael would be 20.7%.
Q2 2019 VERSUS Q2 2018 RESULTS
Revenue for the Chemical segment was $197.4 million for the three months ended June 30, 2019 compared to $200.2 million for the three months ended June 30, 2018. The decrease in revenue was attributable to lower sales volumes, partially offset by higher average selling prices for upgraded product streams. Sales volumes were 103.8 kilotons for the three months ended June 30, 2019, a decrease of 7.0 kilotons or 6.3%, as a result of constrained availability of raw materials primarily in North America, a trend that we expect to continue during 2019, and lower non-recurring raw materials sales when compared to the second quarter of 2018. The decline resulted in an 8.9% and 1.7% decrease in Performance Chemicals and Adhesives sales volumes, respectively, partially offset by a 4.8% increase in Tires sales volumes. The negative effect from changes in currency exchange rates between the periods was $5.1 million.
For the three months ended June 30, 2019, the Chemical segment generated $41.9 million of Adjusted EBITDA (non-GAAP) compared to $36.9 million for the three months ended June 30, 2018. The increase in Adjusted EBITDA was primarily driven by higher margins for upgraded product streams and lower fixed costs largely due to lower planned maintenance activities in 2019, when compared to the same period in 2018, partially offset by lower sales volumes. The positive effect from changes in currency exchange rates between the periods was $0.0 million. See a reconciliation of GAAP operating income to non-GAAP Adjusted EBITDA below.

CASH FLOW AND CAPITAL STRUCTURE
During the six months ended June 30, 2019, consolidated net debt (total debt less cash) increased by $21.5 million compared to December 31, 2018.
Summary of principal amounts for indebtedness and a reconciliation of Kraton debt to Kraton net debt (non-GAAP) and consolidated net debt (non-GAAP):

	June 30, 2019	December 31, 2018
	(In thousands)
Kraton debt	$1,456,625	$1,441,614
Kraton cash	58,650	79,251
Kraton net debt	1,397,975	1,362,363

KFPC(1)(2) loans	109,931	125,501
KFPC(1) cash	5,204	6,640
KFPC(1) net debt	104,727	118,861

Consolidated net debt	$1,502,702	$1,481,224

Effect of foreign currency on consolidated net debt	3,800
Consolidated net debt excluding effect of foreign currency program	$1,506,502
Effect of share buyback program	(5,000)
Consolidated net debt excluding effect of foreign currency and share buyback program	$1,501,502
__________________________________________________

(1)	Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.

(2)	KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement.
OUTLOOK
During the first half of 2019 our results reflected the impact of weaker demand in China and broader Asia on sales in our Specialty Polymers business. We currently do not expect improvement in demand fundamentals in China and broader Asia for the second half of 2019. In addition, during the second quarter of 2019 sales into paving and roofing applications in our Performance Products business were adversely impacted by weather conditions in Europe and North America. As a result of the foregoing, we now expect Adjusted EBITDA for 2019 to be toward the lower end of our previous guidance of $370 - $390 million.
Consistent with the aforementioned expectation for full year 2019 Adjusted EBITDA, we currently anticipate reducing consolidated net debt (excluding the effects of foreign currency and any amounts used to repurchase shares under our share repurchase authorization) by approximately $170 million on a full year basis.
We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction costs and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled consolidated net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our Adjusted EBITDA and net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding U.S. GAAP measures is not available without unreasonable effort.

USE OF NON-GAAP FINANCIAL MEASURES
This press release includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings per Share, Consolidated Net Debt, and Net Debt. Tables included in this earnings release reconcile each of these non-GAAP financial measures with the most directly comparable U.S. GAAP financial measure. For additional information on the impact of the spread between the first-in, first-out (“FIFO”) basis of accounting and estimated current replacement cost (“ECRC”), see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts, and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance and attainment of net debt reduction, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under U.S. GAAP in the United States.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, and earnings of unconsolidated joint ventures. Among other limitations EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements. The calculation of EBITDA in our debt agreements includes adjustments, such as extraordinary, non-recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in the debt agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC, but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated basis, if applicable). Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business.
Adjusted Diluted Earnings Per Share: We prepare Adjusted Diluted Earnings per Share by eliminating from Diluted Earnings (loss) per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC.
Consolidated Net Debt and Net Debt: We define net debt for Kraton as total debt (excluding debt of KFPC) less cash and cash equivalents. We define consolidated net debt as Kraton net debt plus debt of KFPC less KFPC's cash and cash equivalents. Management uses net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. In addition, management believes that presenting Kraton's net debt excluding KFPC is useful because KFPC has its own capital structure.
CONFERENCE CALL AND WEBCAST INFORMATION
Kraton has scheduled a conference call on Thursday, July 25, 2019 at 9:00 a.m. (Eastern Time) to discuss second quarter 2019 financial results. Kraton invites you to listen to the conference call, which will be broadcast live over the internet at www.kraton.com, by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" from the Investor Relations menu on the Investor Relations page.
You may also listen to the conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the "Kraton Conference Call – Passcode: Earnings Call." U.S./Canada dial-in 800-857-6511. International dial-in #: 210-839-8886.
For those unable to listen to the live call, a replay will be available beginning at approximately 11:00 a.m. (Eastern Time) on July 25, 2019 through 1:59 a.m. (Eastern Time) on August 8, 2019. To hear a replay of the call over the Internet, access Kraton's Website at www.kraton.com by selecting the "Investor Relations" link at the top of the home page and then selecting

"Events" from the Investor Relations menu on the Investor Relations page. To hear a telephonic replay of the call, dial 800-285-0609 (toll free) or 203-369-3393 (toll).
ABOUT KRATON CORPORATION
Kraton Corporation (NYSE: KRA) is a leading global specialty chemicals company that manufactures styrenic block copolymers, specialty polymers, and high-value performance products primarily derived from pine wood pulping co-products. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing applications. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesives and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, roads, construction, metalworking fluids and lubricants, inks, and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide.
Kraton, the Kraton logo and design, and Cariflex are all trademarks of Kraton Polymers LLC or its affiliates.

FORWARD LOOKING STATEMENTS
Some of the statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track”, or “anticipates,” or by discussions of strategy, plans or intentions, including, but not limited to, our expectations with respect to full-year 2019 Adjusted EBITDA results, 2019 consolidated net debt reduction, our future raw material constraints, the impact to us of demand fundamentals in China and broader Asia, and the timeline of our strategic review of our Cariflex business.
All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton's ability to repay its indebtedness and risk associated with incurring additional indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; competition in Kraton's end-use markets; fluctuations in global tariffs and logistics costs, and other factors of which we are currently unaware or deem immaterial. In addition, to the extent any inconsistency or conflict exists between the information included in this report and the information included in our prior reports and other filings with the SEC, the information contained in this report updates and supersede such information. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$495,280	$538,395	$951,691	$1,040,787
Cost of goods sold	366,078	367,686	715,487	723,000
Gross profit	129,202	170,709	236,204	317,787
Operating expenses:
Research and development	10,173	10,474	20,724	21,271
Selling, general, and administrative	38,457	41,975	79,351	80,698
Depreciation and amortization	31,904	35,140	63,426	70,516
Gain on insurance proceeds	(7,500)	—	(18,600)	—
Loss on disposal of fixed assets	—	333	—	360
Operating income	56,168	82,787	91,303	144,942
Other expense	(417)	(1,107)	(676)	(2,220)
Gain (loss) on extinguishment of debt	—	(72,330)	210	(79,921)
Earnings of unconsolidated joint venture	140	120	261	257
Interest expense, net	(19,339)	(25,416)	(38,280)	(54,692)
Income (loss) before income taxes	36,552	(15,946)	52,818	8,366
Income tax benefit (expense)	6,846	1,842	4,192	(409)
Consolidated net income (loss)	43,398	(14,104)	57,010	7,957
Net income attributable to noncontrolling interest	(2,190)	(826)	(3,134)	(815)
Net income (loss) attributable to Kraton	$41,208	$(14,930)	$53,876	$7,142
Earnings (loss) per common share:
Basic	$1.29	$(0.47)	$1.69	$0.22
Diluted	$1.28	$(0.47)	$1.67	$0.22
Weighted average common shares outstanding:
Basic	31,692	31,441	31,663	31,342
Diluted	32,017	31,441	31,959	31,797

KRATON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,854	$85,891
Receivables, net of allowances of $976 and $784	262,204	198,046
Inventories of products, net	431,380	410,640
Inventories of materials and supplies, net	31,691	30,843
Prepaid expenses	13,001	10,156
Other current assets	19,262	29,980
Total current assets	821,392	765,556
Property, plant, and equipment, less accumulated depreciation of $634,052 and $597,785	944,740	941,476
Goodwill	772,939	772,886
Intangible assets, less accumulated amortization of $268,874 and $246,648	345,486	362,038
Investment in unconsolidated joint venture	11,852	12,070
Debt issuance costs	585	1,170
Deferred income taxes	8,198	10,434
Long-term operating lease assets, net	72,520	—
Other long-term assets	30,993	29,074
Total assets	$3,008,705	$2,894,704
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$110,105	$45,321
Accounts payable-trade	195,001	182,153
Other payables and accruals	112,080	100,695
Due to related party	17,282	20,918
Total current liabilities	434,468	349,087
Long-term debt, net of current portion	1,424,323	1,487,298
Deferred income taxes	127,604	127,827
Long-term operating lease liabilities	55,888	—
Other long-term liabilities	166,992	182,893
Total liabilities	2,209,275	2,147,105

Equity:
Kraton stockholders' equity:
Preferred stock, $0.01 par value; 100,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000 shares authorized; 31,868 shares issued and outstanding at June 30, 2019; 31,917 shares issued and outstanding at December 31, 2018	319	319
Additional paid in capital	389,680	385,921
Retained earnings	470,127	420,597
Accumulated other comprehensive loss	(95,959)	(91,699)
Total Kraton stockholders' equity	764,167	715,138
Noncontrolling interest	35,263	32,461
Total equity	799,430	747,599
Total liabilities and equity	$3,008,705	$2,894,704

KRATON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$57,010	$7,957
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	63,426	70,516
Lease amortization	11,315	—
Amortization of debt original issue discount	536	1,675
Amortization of debt issuance costs	2,310	3,325
Loss on disposal of property, plant, and equipment	—	360
(Gain) loss on extinguishment of debt	(210)	79,921
Earnings from unconsolidated joint venture, net of dividends received	183	288
Deferred income tax provision (benefit)	2,948	(2,656)
Release of uncertain tax positions	(14,225)	—
Share-based compensation	5,499	5,125
Decrease (increase) in:
Accounts receivable	(64,657)	(80,178)
Inventories of products, materials, and supplies	(22,048)	(35,134)
Other assets	3,794	5,608
Increase (decrease) in:
Accounts payable-trade	13,491	20,175
Other payables and accruals	(13,470)	(25,547)
Other long-term liabilities	(5,976)	(529)
Due to related party	(3,968)	(2,812)
Net cash provided by operating activities	35,958	48,094
CASH FLOWS FROM INVESTING ACTIVITIES
Kraton purchase of property, plant, and equipment	(49,985)	(42,223)
KFPC purchase of property, plant, and equipment	(425)	(653)
Purchase of software and other intangibles	(4,821)	(3,228)
Net cash used in investing activities	(55,231)	(46,104)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	40,250	713,540
Repayments of debt	(22,560)	(718,370)
KFPC proceeds from debt	14,600	10,197
KFPC repayments of debt	(26,400)	(28,661)
Capital lease payments	(83)	(520)
Purchase of treasury stock	(7,725)	(6,009)
Proceeds from the exercise of stock options	1,639	1,632
Settlement of interest rate swap	—	2,587
Debt issuance costs	—	(10,345)
Net cash used in financing activities	(279)	(35,949)
Effect of exchange rate differences on cash	(2,485)	211
Net decrease in cash and cash equivalents	(22,037)	(33,748)
Cash and cash equivalents, beginning of period	85,891	89,052
Cash and cash equivalents, end of period	$63,854	$55,304

KRATON CORPORATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KRATON AND OPERATING INCOME TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income (loss) attributable to Kraton			41,208			(14,930)
Net income attributable to noncontrolling interest			2,190			826
Consolidated net income (loss)			43,398			(14,104)
Add (deduct):
Income tax benefit			(6,846)			(1,842)
Interest expense, net			19,339			25,416
Earnings of unconsolidated joint venture			(140)			(120)
Loss on extinguishment of debt			—			72,330
Other expense			417			1,107
Operating income	34,979	21,189	56,168	60,231	22,556	82,787
Add (deduct):
Depreciation and amortization	14,343	17,561	31,904	17,598	17,542	35,140
Other income (expense)	(618)	201	(417)	(1,318)	211	(1,107)
Loss on extinguishment of debt	—	—	—	(72,330)	—	(72,330)
Earnings of unconsolidated joint venture	140	—	140	120	—	120
EBITDA (a)	48,844	38,951	87,795	4,301	40,309	44,610
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (b)	2,395	166	2,561	768	473	1,241
(Gain) loss on extinguishment of debt	—	—	—	72,330	—	72,330
Hurricane related costs (c)	—	6,944	6,944	—	—	—
Hurricane reimbursements (d)	—	(7,500)	(7,500)	—	—	—
KFPC startup costs (e)	—	—	—	897	—	897
Non-cash compensation expense	2,190	—	2,190	2,223	—	2,223
Spread between FIFO and ECRC	6,749	3,321	10,070	(11,824)	(3,853)	(15,677)
Adjusted EBITDA	60,178	41,882	102,060	68,695	36,929	105,624
__________________________________________________

(a)	Included in EBITDA is a $7.5 million gain on insurance, a reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.

(b)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(c)
Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. As we continue to work with our insurance carriers to finalize our claim for reimbursement of incremental costs incurred, we have identified an additional $2.6 million of costs incurred during the six months ended June 30, 2019. Of this amount, $1.6 million was incurred during the first quarter of 2019.

(d)	Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

(e)	Startup costs related to the joint venture company, KFPC.

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Polymer	Chemical	Total	Polymer	Chemical	Total
Net income attributable to Kraton			$53,876			$7,142
Net income attributable to noncontrolling interest			3,134			815
Consolidated net income			57,010			7,957
Add (deduct):
Income tax (benefit) expense			(4,192)			409
Interest expense, net			38,280			54,692
Earnings of unconsolidated joint venture			(261)			(257)
(Gain) loss on extinguishment of debt			(210)			79,921
Other expense			676			2,220
Operating income	$44,229	$47,074	$91,303	$93,031	$51,911	$144,942
Add (deduct):
Depreciation and amortization	28,314	35,112	63,426	35,360	35,156	70,516
Other income (expense)	(1,045)	369	(676)	(2,642)	422	(2,220)
Gain (loss) on extinguishment of debt	210	—	210	(79,921)	—	(79,921)
Earnings of unconsolidated joint venture	261	—	261	257	—	257
EBITDA (a)	71,969	82,555	154,524	46,085	87,489	133,574
Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs (b)	3,109	564	3,673	1,373	(786)	587
(Gain) loss on extinguishment of debt	(210)	—	(210)	79,921	—	79,921
Hurricane related costs (c)	—	12,805	12,805	—	—	—
Hurricane reimbursements (d)	—	(12,720)	(12,720)	—	—	—
KFPC startup costs (e)	—	—	—	897	—	897
Non-cash compensation expense	5,499	—	5,499	5,125	—	5,125
Spread between FIFO and ECRC	27,964	(43)	27,921	(19,940)	(5,915)	(25,855)
Adjusted EBITDA	$108,331	$83,161	$191,492	$113,461	$80,788	$194,249
__________________________________________________

(a)
Included in EBITDA is an $18.6 million gain on insurance, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.

(b)	Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.

(c)	Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.

(d)	Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

(e)	Startup costs related to the joint venture company, KFPC.

KRATON CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Diluted Earnings (Loss) Per Share	$1.28	$(0.47)	$1.67	$0.22
Transaction, acquisition related costs, restructuring, and other costs (a)	0.06	0.03	0.09	0.01
(Gain) loss on extinguishment of debt	—	1.71	(0.01)	1.89
Hurricane related costs (b)	0.22	—	0.40	—
Hurricane reimbursements (c)	(0.23)	—	(0.39)	—
KFPC startup costs (d)	—	0.01	—	0.01
Spread between FIFO and ECRC	0.25	(0.40)	0.70	(0.66)
Adjusted Diluted Earnings Per Share (non-GAAP)	$1.58	$0.88	$2.46	$1.47
__________________________________________________

(a)	Charges related to the evaluation of acquisition transactions, severances expenses, and other restructuring related charges.

(b)
Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. As we continue to work with our insurance carriers to finalize our claim for reimbursement of incremental costs incurred, we have identified an additional $2.6 million of costs incurred during the six months ended June 30, 2019. Of this amount, $1.6 million was incurred during the first quarter of 2019.

(c)	Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

(d)	Startup costs related to the joint venture company, KFPC.

POLYMER RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT (Unaudited) (In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Gross profit	$78,866	$109,846	$132,752	$191,277

Add (deduct):
Transaction, acquisition related costs, restructuring, and other costs	491	—	491	—
Non-cash compensation expense	131	134	330	308
Spread between FIFO and ECRC	6,749	(11,824)	27,964	(19,940)
Adjusted gross profit (non-GAAP)	$86,237	$98,156	$161,537	$171,645

Sales volume (kilotons)	80.2	87.7	154.0	165.3
Adjusted gross profit per ton	$1,075	$1,119	$1,049	$1,039